UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMPLIFY ENERGY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 1, 2025, Amplify Energy Corp. issued the following press release:

ISS Recommends Shareholders Vote “FOR” Amplify’s Proposed Acquisition of Assets from Juniper Capital

HOUSTON, April 1, 2025 – Amplify Energy Corp. (NYSE: AMPY) (“Amplify” or the “Company”) announced that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, has recommended that shareholders vote “FOR” the Company’s proposed merger with Juniper Capital’s upstream Rocky Mountain portfolio companies. The Company issued the following statement in response to ISS’ recommendation:

The Amplify Board of Directors (the “Board”) and management team are pleased that ISS agrees our pending merger will promote continued growth and long-term shareholder value. ISS took the time to discuss the merger with us, evaluated its benefits and assessed any potential concerns through its independent review process. We appreciate that, after conducting its diligence, ISS recommended FOR our proposed merger.

In its report, ISS concluded1 that: “[Amplify] appears to have run a reasonable process and the proposed transaction, which was the best option available following discussions with multiple parties, appears to be better than a standalone scenario given increased scale, projected free cash flow accretion, synergy opportunities, and the increased optionality for portfolio optimization.”

We believe this transaction represents a compelling opportunity to enhance long-term shareholder value by significantly strengthening Amplify’s financial position, diversifying its asset base, and creating operational efficiencies. We anticipate the proposed merger will:

•	Drive free cash flow and value accretion:
o	2025 free cash flow per share projected to increase from $0.50 per share to greater than $0.70 per share[2]
o	Total proved reserve value projected to increase ~89%, from $688 million to $1.3 billion[3]

•	Increase portfolio flexibility:
o	New Rockies asset base allows Amplify the opportunity to accelerate value creation through portfolio optimization
o	Lower operating cost to improve resiliency of asset base in low or high commodity price environment

•	Enhance organic growth potential:
o	Juniper assets include multi-year inventory of identified, high quality undeveloped drilling locations
o	Proved undeveloped drilling locations adjacent to premier public company operators

•	Unlock meaningful operating synergies:
o	Pro-forma Adjusted EBITDA per BOE expected to increase 40% due to higher oil weighting and lower cost structure[4]
o	Pro-forma G&A per BOE expected to decrease >20% due to economies of scale[5]

•	Preserve shareholder value:
o	Increased free cash flow and scale, along with expected refinancing, projected to increase liquidity and flexibility
o	Free cash flow provides optionality to reduce leverage and return capital to shareholders

The Board continues to recommend that shareholders vote “FOR” the two proposals regarding the merger. The Special Meeting of Shareholders to approve the proposals is scheduled to take place virtually on April 14, 2025, at 9:00 a.m. Central Time. The methods for voting and submitting proxies are described in the distributed proxy materials for the Special Meeting.

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. Amplify’s operations are focused in Oklahoma, the Rockies (Bairoil), federal waters offshore Southern California (Beta), East Texas / North Louisiana, and the Eagle Ford (Non-op). For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements, other than statements of historical fact, included in this press release that addresses activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto. These statements address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as projections of results of operations, plans for growth, goals, future capital expenditures, competitive strengths, references to future intentions and other such references. These forward-looking statements involve risks and uncertainties and other factors that could cause the Company’s actual results or financial condition to differ materially from those expressed or implied by forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its affiliates. Please read the Company’s filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s Annual Report on Form 10-K, and if applicable, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Company’s Investor Relations website at https://www.amplifyenergy.com/investor-relations/default.aspx or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Cautionary Note on Reserves and Resource Estimates

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include estimated reserves or locations not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. You are urged to consider closely the oil and gas disclosures in the Company’s Annual Report on Form 10-K and our other reports and filings with the SEC.

Important Additional Information Regarding the Mergers Will Be Filed With the SEC.

In connection with the proposed mergers, the Company has filed a definitive proxy statement. The definitive proxy statement has been sent to the stockholders of record of the Company. The Company may also file other documents with the SEC regarding the mergers. INVESTORS AND SECURITY HOLDERS OF AMPLIFY ARE ADVISED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS, THE PARTIES TO THE MERGERS AND THE RISKS ASSOCIATED WITH THE MERGERS. Investors and security holders may obtain a free copy of the definitive proxy statement and other relevant documents filed by Amplify with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by (1) directing your written request to: 500 Dallas Street, Suite 1700, Houston, Texas or (2) contacting our Investor Relations department by telephone at (832) 219-9044 or (832) 219-9051. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at http://www.amplifyenergy.com.

Participants in the Solicitation.

Amplify and certain of its respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Amplify in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the definitive proxy statement filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in Amplify’s Notice of Annual Meeting of Stockholders and 2024 Proxy Statement, which was filed with the SEC on April 5, 2024. These documents are available free of charge as described above.

Footnotes

1)	Permission to use quotation neither sought nor obtained
2)	Based on Amplify March 5, 2025, guidance and full year 2025 Juniper forecast at flat pricing; (NYMEX WTI, HH) - $71.00, $3.75. Free cash flow is a non-GAAP measure. Amplify believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of this non-GAAP financial measure would require Amplify to predict the timing and likelihood of future transactions and other items that are difficult to accurately predict. This forward-looking measure, or its probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of the most directly comparable forward-looking GAAP measures is not provided.
3)	2024 Year End reserves are evaluated at flat pricing: (NYMEX WTI, HH) - $70.00, $3.50
4)	Based on Amplify 3Q24 reported results, 3Q24 Juniper unaudited results adjusted for G&A synergies (pro-forma G&A excluding synergies equal to $3.38/Boe)
5)	Based on Amplify G&A per BOE in 3Q24, assuming $1 MM of incremental G&A post-merger and Juniper production in 3Q24

Contacts

Amplify Energy

Jim Frew – Senior Vice President and Chief Financial Officer

(832) 219-9044

jim.frew@amplifyenergy.com

Michael Jordan – Director, Finance and Treasurer

(832) 219-9051

michael.jordan@amplifyenergy.com

FTI Consulting

Tanner Kaufman / Brandon Elliott / Rose Zu

amplifyenergy@fticonsulting.com